United States
SECURITIES AND EXCHANGE COMMISSION
 Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2009

FNB BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

An amendment of Article III, Section 16 of the Bylaws of FNB Bancorp was approved by the vote of shareholders at the Annual Meeting of FNB Bancorp held on May 20, 2009. The Bylaws of FNB Bancorp previously provided that the authorized number of directors shall not be less than five (5) nor more than nine (9) unless and until changed by an amendment adopted by the shareholders. At the Annual Meeting, the shareholders approved an amendment of the Bylaws to provide for a range of not less than six (6) directors nor more than eleven (11) directors. Additional information regarding the amendment is provided in the Definitive Proxy Materials filed with the Commission on March 30, 2009.

A copy of Article III, Section 16 of the Bylaws of FNB Bancorp, as amended, is attached to this report as Exhibit 3.1 and is incorporated here by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits

	3.1	Article III, Section 16 of the Bylaws of FNB Bancorp, as amended on May 20, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: May 21, 2009.	By:	/s/ Dave A. Curtis

Dave A. Curtis
Senior Vice President and
Chief Financial Officer